Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
DELUXE CORPORATION:
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Deluxe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 6, 2008